UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C.

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 3, 2006 Date of Report (Date of earliest event reported)

KLEENAIR SYSTEMS, INC.
(Exact Name of Registrant as specified in Charter)
Commission File No. 033-03362

Nevada	87-0431043
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

27121 Aliso Creek Road, Suite 120, Aliso Viejo, California	92656
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 831-1045

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 3, 2006, Robert Early & Company, P.C., resigned as the principal accountant of Kleenair Systems, Inc., effective January 4, 2006. The resignation was solely attributable to the decision by Robert Early & Company, P.C., to terminate the auditing and accounting portion of its practice. Kleenair has not yet selected a new principal accountant.

Each of the financial statements prepared by Robert Early & Company, P.C. pertaining to the period from January 1, 2004 through the present, has contained a qualification that its opinion "was qualified based on the Company's ability to continue as a going concern." During that period, no accountant's report has contained any other adverse opinion or a disclaimer of an opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from January 1, 2004 through the present, there have been no disagreements with Robert Early & Company, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Robert Early & Company, P.C., would have caused the accountant to make reference to the subject matter of the disagreement in connection with its reports.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1. Letter from Robert Early, CPA, regarding the Item 4.01 disclosure.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kleenair Systems, Inc.

Date: January 6, 2006	By:	/s/ Lionel Simons

Lionel Simons, President and Director